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                               HS RESOURCES, INC.

                                   $85,000,000
               9-1/4% Series B Senior Subordinated Notes due 2006







                                    INDENTURE



                          Dated as of December 11, 1998







                          HARRIS TRUST AND SAVINGS BANK

                                     Trustee



================================================================================

                                TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----



ARTICLE 1 Definitions and Incorporation by Reference .....................................     1
         SECTION 1.01 Definitions ........................................................     1
         SECTION 1.02 Incorporation by Reference of Trust Indenture Act ..................    22
         SECTION 1.03 Rules of Construction ..............................................    23

ARTICLE 2 The Securities .................................................................    23
         SECTION 2.01 Form and Dating ....................................................    23
         SECTION 2.02 Execution and Authentication .......................................    23
         SECTION 2.03 Registrar and Paying Agent .........................................    24
         SECTION 2.04 Paying Agent To Hold Money in Trust ................................    24
         SECTION 2.05 Holder Lists .......................................................    24
         SECTION 2.06 Replacement Securities .............................................    25
         SECTION 2.07 Outstanding Securities .............................................    25
         SECTION 2.08 Temporary Securities ...............................................    25
         SECTION 2.09 Cancellation .......................................................    25
         SECTION 2.10 Defaulted Interest .................................................    26
         SECTION 2.11 CUSIP Numbers ......................................................    26

ARTICLE 3 Redemption......................................................................    26
         SECTION 3.01 Notices to Trustee .................................................    26
         SECTION 3.02 Selection of Securities To Be Redeemed .............................    26
         SECTION 3.03 Notice of Redemption ...............................................    27
         SECTION 3.04 Effect of Notice of Redemption .....................................    27
         SECTION 3.05 Deposit of Redemption Price ........................................    27
         SECTION 3.06 Securities Redeemed in Part ........................................    27
         SECTION 3.07 Limitation on Redemptions ..........................................    28

ARTICLE 4 Covenants ......................................................................    28
         SECTION 4.01 Payment of Securities ..............................................    28
         SECTION 4.02 Commission Reports .................................................    28
         SECTION 4.03 Limitation on Indebtedness .........................................    28
         SECTION 4.04 Limitation on Restricted Payments ..................................    30
         SECTION 4.05 Limitation on Payment Restrictions Affecting Restricted Subsidiaries    33
         SECTION 4.06 Limitation on Asset Sales ..........................................    34
         SECTION 4.07 Limitation on Transactions with Affiliates .........................    36
         SECTION 4.08 Limitation on Issuance and Sale of Capital Stock of Restricted
                      Subsidiaries........................................................    37
         SECTION 4.09 Change of Control...................................................    37
         SECTION 4.10 Limitation on Liens.................................................    38

                                       (i)


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
         SECTION 4.11 Limitation on Layered Indebtedness .................................    39
         SECTION 4.12 Future Guarantors ..................................................    39
         SECTION 4.13 Maintenance of Office or Agency ....................................    39
         SECTION 4.14 Money for the Security Payments to be Held in Trust ................    40
         SECTION 4.15 Payment of Taxes and Other Claims 40
         SECTION 4.16 Corporate Existence ................................................    40
         SECTION 4.17 Compliance Certificate .............................................    41
         SECTION 4.18 Further Instruments and Acts 41
         SECTION 4.19 Prohibition on Company and Guarantors Becoming Investment
                               Companies .................................................    41
         SECTION 4.20 Stay, Extension and Usury Laws .....................................    41
         SECTION 4.21 Limitation on Redemptions and Other Repayments of Securities and
                      Series A 9-1/4 % Notes..............................................    41

ARTICLE 5 Successor Company ..............................................................    42
         SECTION 5.01 Merger, Consolidation and Sale of Substantially All Assets .........    42
         SECTION 5.02 When a Subsidiary Guarantor May Merge or Transfer Assets ...........    45

ARTICLE 6 Defaults and Remedies ..........................................................    45
         SECTION 6.01 Events of Default ..................................................    45
         SECTION 6.02 Acceleration .......................................................    47
         SECTION 6.03 Other Remedies .....................................................    48
         SECTION 6.04 Waiver of Past Defaults ............................................    48
         SECTION 6.05 Control by Majority ................................................    48
         SECTION 6.06 Limitation on Suits ................................................    48
         SECTION 6.07 Rights of Holders to Receive Payment ...............................    49
         SECTION 6.08 Collection Suit by Trustee .........................................    49
         SECTION 6.09 Trustee May File Proofs of Claim ...................................    49
         SECTION 6.10 Priorities .........................................................    49
         SECTION 6.11 Undertaking for Costs...............................................    49

ARTICLE 7
Trustee...................................................................................    50
         SECTION 7.01 Duties of Trustee...................................................    50
         SECTION 7.02 Rights of Trustee...................................................    51
         SECTION 7.03 Individual Rights of Trustee........................................    52
         SECTION 7.04 Trustee's Disclaimer................................................    52
         SECTION 7.05 Notice of Defaults..................................................    52
         SECTION 7.06 Reports by Trustee to Holders.......................................    52
         SECTION 7.07 Compensation and Indemnity..........................................    53
         SECTION 7.08 Replacement of Trustee..............................................    53
         SECTION 7.09 Successor Trustee by Merger.........................................    54
         SECTION 7.10 Eligibility; Disqualification.......................................    54
         SECTION 7.11 Preferential Collection of Claims Against Company...................    55



                                      (ii)



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
ARTICLE 8 Discharge of Indenture; Defeasance.............................................    55
         SECTION 8.01 Discharge of Liability on Securities................................   55
         SECTION 8.02 Defeasance..........................................................   55
         SECTION 8.03 Conditions to Defeasance............................................   56
         SECTION 8.04 Application of Trust Money..........................................   57
         SECTION 8.05 Repayment to Company................................................   57
         SECTION 8.06 Indemnity for Government Obligations................................   57
         SECTION 8.07 Reinstatement.......................................................   57

ARTICLE 9 Amendments......................................................................   58
         SECTION 9.01 Without Consent of Holders..........................................   58
         SECTION 9.02 With Consent of Holders.............................................   59
         SECTION 9.03 Compliance with Trust Indenture Act.................................   60
         SECTION 9.04 Revocation and Effect of Consents and Waivers.......................   60
         SECTION 9.05 Notation on or Exchange of Securities...............................   60
         SECTION 9.06 Trustee To Sign Amendments..........................................   60
         SECTION 9.07 Payment for Consent.................................................   60

ARTICLE 10 Subordination of the Securities................................................   61
         SECTION 10.01 Agreement to Subordinate...........................................   61
         SECTION 10.02 Liquidation; Dissolution; Bankruptcy...............................   61
         SECTION 10.03 Default on Senior Indebtedness.....................................   63
         SECTION 10.04 Security Payments Permitted if No Default..........................   64
         SECTION 10.05 When Security Payment Must Be Paid Over............................   64
         SECTION 10.06 Notices by the Company.............................................   65
         SECTION 10.07 Subrogation........................................................   65
         SECTION 10.08 Relative Rights....................................................   65
         SECTION 10.09 Subordination May Not Be Impaired by the Company...................   66
         SECTION 10.10 Distribution of Notice to Representative...........................   66
         SECTION 10.11 Rights of Trustee and Paying Agent.................................   66
         SECTION 10.12 Consent of Holders of Specified Senior Indebtedness................   66
         SECTION 10.13 Contractual Subordination..........................................   67

ARTICLE 11 Subsidiary Guaranties..........................................................   67
         SECTION 11.01 Guaranties.........................................................   67
         SECTION 11.02 Limitation on Liability............................................   69
         SECTION 11.03 Successors and Assigns.............................................   69
         SECTION 11.04 No Waiver..........................................................   69
         SECTION 11.05 Modification.......................................................   69
         SECTION 11.06 Release of Subsidiary Guarantor....................................   69
         SECTION 11.07 Execution of Supplemental Indenture for Future Subsidiary
                       Guarantors.........................................................   70

ARTICLE 12 Subordination of Subsidiary Guaranties.........................................   70
         SECTION 12.01 Agreement to Subordinate...........................................   70
         SECTION 12.02 Liquidation; Dissolution; Bankruptcy...............................   71
         SECTION 12.03 Default on Subsidiary Guarantor Senior Indebtedness................   73
         SECTION 12.04 Guaranty Payments Permitted if No Default..........................   74
         SECTION 12.05 When Guaranty Payment Must Be Paid Over............................   74
         SECTION 12.06 Notices by a Subsidiary Guarantor..................................   74
         SECTION 12.07 Subrogation........................................................   75
         SECTION 12.08 Relative Rights....................................................   75


                                      (iii)


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


         SECTION 12.09 Subordination May Not be Impaired by the Subsidiary Guarantor......   75
         SECTION 12.10 Distribution or Notice to Representative...........................   76
         SECTION 12.11 Rights of Trustee and Paying Agent.................................   76
         SECTION 12.12 Consent of Holders of Subsidiary Guarantor Senior Indebtedness.....   76
         SECTION 12.13 Contractual Subordination..........................................   77

ARTICLE 13 Miscellaneous..................................................................   77
         SECTION 13.01 Compliance Certificates and Opinions...............................   77
         SECTION 13.02 Form of Documents Delivered to Trustee.............................   77
         SECTION 13.03 Acts of Holders....................................................   78
         SECTION 13.04 Trust Indenture Act Controls.......................................   79
         SECTION 13.05 Notices............................................................   79
         SECTION 13.06 Communication by Holders with Other Holders........................   80
         SECTION 13.07 When Securities Disregarded........................................   80
         SECTION 13.08 Rules by Trustee, Paying Agent and Registrar.......................   80
         SECTION 13.09 Legal Holidays.....................................................   81
         SECTION 13.10 Governing Law......................................................   81
         SECTION 13.11 No Recourse Against Others.........................................   81
         SECTION 13.12 Submission to Jurisdiction; Appointment of Agent for Service of
                       Process; Waiver of Immunities......................................   81
         SECTION 13.13 Successors.........................................................   82
         SECTION 13.14 Multiple Originals.................................................   82
         SECTION 13.15 Table of Contents; Headings........................................   82




Appendix A    Provisions Relating to Transfer of Securities

Exhibit A     Form of Security
Exhibit B     Form of Supplemental Indenture


                                      (iv)


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                              CROSS-REFERENCE TABLE


          TIA                                                                             Indenture
        Section                                                                           Section
        -------                                                                           -------

      310 (a)(1)      ..................................................................     7.10
          (a)(2)      ..................................................................     7.10
          (a)(3)      ..................................................................     N.A.
          (a)(4)      ..................................................................     N.A.
          (b)         ..................................................................     7.08;7.10
          (c)         ..................................................................     N.A.
      311 (a)         ..................................................................     7.11
          (b)         ..................................................................     7.11
          (c)         ..................................................................     N.A.
      312 (a)         ..................................................................     2.05
          (b)         ..................................................................     13.03
          (c)         ..................................................................     13.03
      313 (a)         ..................................................................     7.06
          (b)(1)      ..................................................................     N.A.
          (b)(2)      ..................................................................     7.06
          (c)         ..................................................................     13.02
          (d)         ..................................................................     7.06
      314 (a)         ..................................................................     4.02;4.11;
                                                                                             13.02
          (b)         ..................................................................     N.A.
          (c)(1)      ..................................................................     13.04
          (c)(2)      ..................................................................     13.04
          (c)(3)      ..................................................................     N.A.
          (d)         ..................................................................     N.A.
          (e)         ..................................................................     13.05
          (f)         ..................................................................     4.11
      315 (a)         ..................................................................     7.01
          (b)         ..................................................................     7.05;13.02
          (c)         ..................................................................     7.01
          (d)         ..................................................................     7.01
          (e)         ..................................................................     6.11
      316 (a)(last
          sentence)   ..................................................................     13.06
          (a)(1)(A)   ..................................................................     6.05
          (a)(1)(B)   ..................................................................     6.04
          (a)(2)      ..................................................................     N.A.
          (b)         ..................................................................     6.07
      317 (a)(1)      ..................................................................     6.08
          (a)(2)      ..................................................................     6.09
          (b)         ..................................................................     2.04
      318 (a)         ..................................................................     13.01


                           N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

         INDENTURE dated as of December 11, 1998, among HS RESOURCES, INC., a Delaware corporation (the "Company"), any of the Company's subsidiaries that may become parties hereto after the date hereof (if any, each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9-1/4% Series B Senior Subordinated Notes Due 2006 (the "Securities"):

                                   ARTICLE 1.

                   Definitions and Incorporation by Reference

             SECTION 1.01      Definitions.

         "Acquired Indebtedness" means, with respect to the Company, Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary.

         "Additional Assets" means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary made in compliance with the definition of the term "Restricted Subsidiary" and Section 4.04, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) the costs of acquiring, exploiting, developing, exploring, producing or operating in respect of oil and gas properties or (v) Permitted Business Investments.

         "Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination, (i) the sum of (A) discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with Commission guidelines (before any state or Federal income tax), as estimated by the Company and reviewed by independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of the fiscal year of the Company, as estimated by the Company's engineers as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed by independent petroleum engineers in accordance with Commission guidelines in the event of a Material Change), (B) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and (C) with respect to each other tangible asset (including undeveloped acreage) of the Company or its Restricted Subsidiaries, the greater of (1) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and (2) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date of the Company's latest audited financial statements, minus (ii) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any gas balancing liabilities of the Company and its Restricted Subsidiaries.

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guaranty, of such Subsidiary Guarantor at such date.

         "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means (including, without limitation, any such actions taken prior to the Issue Date but from and after the Series A Issue Date): (i) any direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (including, without limitation, dispositions pursuant to any merger, consolidation, Investment or Production Payment and Reserve Sale) by the Company or any of its Restricted Subsidiaries in any single transaction or series of transactions having a Fair Market Value in excess of $1,000,000 of (A) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Unrestricted Subsidiaries) or (B) any other Property of the Company or any of its Restricted Subsidiaries, and (ii) the issuance of Capital Stock (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) by a Restricted Subsidiary to a Person other than the Company or a Wholly Owned Restricted Subsidiary in any single transaction or series of transactions having a Fair Market Value in excess of $1,000,000. Notwithstanding the preceding sentence, for purposes of Section 4.06, the term "Asset Sale" shall not include: (i) the sale or transfer of Permitted Short-Term Investments, inventory, accounts receivable or other Property (excluding the sale or transfer of oil and gas in place and other interests in real property) in the ordinary course of business; (ii) the lease, farm-out or abandonment of any oil and gas property in the ordinary course of business of the Company and its Restricted Subsidiaries and in a manner customary in the Oil and Gas Business; (iii) the disposition of Property received in settlement of debts (including, without limitation, under any bankruptcy or similar proceeding) owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; (iv) the transfer of Property to an Unrestricted Subsidiary or other Person to the extent that such transfer constitutes a Restricted Payment made pursuant to and in compliance with Section 4.04; (v) any disposition of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole made subject to and in compliance with Section 5.01; (vi) the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary; (vii) any issuance of Capital Stock made by a Material Restricted Subsidiary that results in such Material Restricted Subsidiary no longer being a Subsidiary of the Company, which issuance was made subject to and in compliance with Section 5.01; and (viii) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after, the acquisition of the Property that is subject thereto.

         "Assigned Restricted Subsidiary Indebtedness" means Indebtedness of a Restricted Subsidiary to the Company that the Company has assigned to the lenders under the Bank Credit Facility, as collateral securing Indebtedness of the Company under the Bank Credit Facility.

         "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (A) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Facility" means collectively, one or more senior credit facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Amended and Restated Credit Agreement, dated June 14, 1996, as amended, among the Company, The Chase Manhattan Bank, as Agent, and certain banks), together with any security and related documents, as all such credit facilities and documents may be amended, supplemented, extended, increased, refinanced or replaced from time to time. For purposes of determining whether Indebtedness under the Bank Credit Facility constitutes Permitted Indebtedness and only for such purposes, Indebtedness Incurred in reliance on clause (i) of Section 4.03(a) shall not be deemed to constitute Indebtedness Incurred in reliance on clause (i) of the definition of the term "Permitted Indebtedness."

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolutions" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York and Chicago, Illinois and, with respect to any payment of cash or delivery of securities, the place of such payment or delivery.

         "Capitalized Lease Obligation" of any Person means the obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 4.10, a Capitalized Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock.

         "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 40% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, (ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Restricted Subsidiary) shall have occurred, (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date to
(ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided, further, that any Consolidated Interest Expense with respect to Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (i) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (ii) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (i) the sum of (A) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts),
(3) the interest portion of any deferred payment obligation, (4) all accrued interest, and (5) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facility and other Indebtedness paid, accrued or scheduled to be paid or accrued during such period); (B) Preferred Stock and Redeemable Stock dividends of such Person and of its Restricted Subsidiaries (if such dividends are paid to a Person other than such Person or its Wholly Owned Restricted Subsidiaries) declared and payable other than in kind; (C) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capitalized Lease Obligation allocable to interest expense in accordance with GAAP; (D) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capitalized Lease Obligation); and (E) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carry-forwards and alternative minimum tax credits); (ii) any gain or loss, net of taxes, on the sale or other disposition of assets (including the Capital Stock of any other Person) in excess of $1,000,000, from any sale or disposition, or series of related sales or dispositions (but in no event shall this clause (ii) apply to the sale of oil and gas inventories in the ordinary course of business); (iii) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period; (iv) the net income (or net loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an ownership interest (which ownership interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (v) the net income (or net loss) of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; and (viii) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 311 West Monroe Street, Chicago, Illinois 60606.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person and its consolidated Restricted Subsidiaries for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (A) income tax expense (but excluding income tax expense relating to (1) sales or other disposition of assets (including the Capital Stock of any other Person) resulting in a net gain in excess of $1,000,000 and (2) the redemption or retirement of any Indebtedness prior to its Stated Maturity), (B) Consolidated Interest Expense, (C) depreciation and depletion expense, (D) amortization expense, (E) exploration expense, (F) any loss, net of taxes, in connection with the redemption or retirement of any Indebtedness prior to its Stated Maturity, and (G) any other noncash charges, including, without limitation, unrealized foreign exchange losses; less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication, (A) income tax recovery (but excluding income tax recovery relating to (1) sales or other dispositions of assets (including the Capital Stock of any other Person) resulting in a net loss in excess of $1,000,000 and
(2) the redemption or retirement of any Indebtedness prior to its Stated Maturity), (B) any gain, net of taxes, in connection with the redemption or retirement of any Indebtedness prior to its Stated Maturity and (C) unrealized foreign exchange gains.

         "Equity Offering" means a bona fide underwritten sale to the public of Capital Stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Series A Issue Date and resulting in aggregate gross proceeds to the Company of at least $30,000,000.

         "Event of Default" has the meaning specified in Section 6.01.

         "Excess Proceeds" has the meaning specified in Section 4.06.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Exchanged Properties" means oil and gas properties received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties.

         "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, designed and entered into in order to provide protection against fluctuations in currency exchange rates, and entered into in the ordinary course of business of such Person.

         "Existing Unrestricted Subsidiary" means Resource Gathering Systems, Inc., a California corporation.

         "Fair Market Value" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by (i) any officer of the Company if such fair market value is less than $10,000,000 and
(ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $10,000,000.

         "GAAP" means United States generally accepted accounting principles as in effect on the Series A Issue Date, unless stated otherwise.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include
(A) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (B) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

         "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Restricted Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Restricted Subsidiary ceases to be a Wholly Owned Restricted Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Restricted Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any Obligation of such Person for borrowed money, (ii) any Obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such Obligations incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any Obligation of such Person issued or assumed as the deferred purchase price of Property or services, (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Permitted Hedging Agreements at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability at such date in respect of any contingent Obligations described above.

         Notwithstanding the foregoing, so long as any principal of, premium, if any, on or interest on the 9-7/8% Notes remains outstanding, for purposes of the subordination provisions of this Indenture, the Securities and any Subsidiary Guaranties (and to the extent used therein, any applicable definitions and other provisions, if any), and only for such purposes, "Indebtedness" means (without duplication), with respect to any Person, (i) any liability or obligation, contingent or otherwise, of such Person (A) for borrowed money, (B) evidenced by bonds, notes, debentures or similar instruments, (C) with respect to the reimbursement of any letter of credit or banker's acceptance, (D) representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 120 days or is being contested in good faith), (E) for the payment of money relating to a Capitalized Lease Obligation or (F) in respect of Interest Rate Protection Agreements; (ii) direct and indirect Guarantees or similar agreements, contingent or otherwise, in respect of any Obligation of others of the types described in the preceding clause (i); (iii) any Obligation or liability secured by a consensual Lien to which the property or assets of such Person are subject, regardless of whether the Obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) with respect to such Person, the liquidation preference and any mandatory redemption payment obligations in respect of Redeemable Stock; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) and (iv).

         "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or other rate hedge arrangement to or under which such Person is a party or a beneficiary, and, in the case of the Company and its Restricted Subsidiaries, only to the extent such agreements are related to payment obligations on Indebtedness of the Company and its Restricted Subsidiaries permitted by the terms of Section 4.03 and are entered into in the ordinary course of business of the Company and its Restricted Subsidiaries.

         "Investment" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly (such amount to be the Fair Market Value of such Capital Stock, securities or Property at the time of transfer), to any other Person for Capital Stock or other securities of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided, however, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

         "Issue Date" means the date upon which the Securities first are issued and authenticated under this Indenture.

         "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 4.10, a Capitalized Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

         "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. In the event such securities are not sold or exchanged for cash or cash equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.06, such securities shall be deemed not to have been Liquid Securities at any time.

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(A) of the definition of Adjusted Consolidation Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net cash flows from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties existing at the beginning of such quarter that have been disposed of in compliance with
Section 4.06.

         "Material Restricted Subsidiary" means any Restricted Subsidiary that directly or indirectly (including through its Subsidiaries) owns or controls Property constituting all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole.

         "Net Available Cash" from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (A) any consideration received in the form of assumption of Indebtedness of the Company or any Restricted Subsidiary, and (B) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments, consideration constituting Exchanged Properties or consideration other than Permitted Consideration), in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (ii) all payments (which payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder) made by the Company and its Restricted Subsidiaries on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with such Asset
Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale (to the extent such reserves are not subsequently reversed); provided, however, that (A) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Available
Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow; and (B) any Exchanged Properties and any consideration other than Permitted Consideration received in connection with an Asset Sale which are subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with
Section 4.06.

         "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

         "9-7/8% Notes" means the 9-7/8% Senior Subordinated Notes due 2003 of the Company in the original aggregate principal amount of $75,000,000.

         "9-7/8% Notes Asset Sale Offer" means an offer by the Company to purchase 9-7/8% Notes required by the indenture pursuant to which the 9-7/8% Notes were issued as a result of a sale by the Company or a Restricted Subsidiary of certain assets, as more particularly set forth in Section 10.16 of such indenture.

         "Obligation" means any principal, interest, premium, penalty, fee and any other liability payable under the documentation governing any Indebtedness.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers meeting the requirements set forth in Section 13.01 and delivered to the Trustee.

         "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring, producing, processing, gathering, marketing, storing, transporting, selling, hedging or swapping hydrocarbons or trading positions with respect thereto and/or with respect to transportation rates or basis differentials and other related energy businesses.

         "Oil and Gas Liens" means (i) Liens on a specific oil or gas property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil and/or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, partnership agreements, limited liability company agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

         "Oil and Gas Purchase, Sale and/or Swap Contract" means, with respect to any Person, any oil and gas purchase, sale and/or swap agreements and other agreements or arrangements, or any combination thereof, financially tied to oil and gas prices, transportation or basis fluctuations or differentials that are customary in the Oil and Gas Business and, in the case of the Company and its Restricted Subsidiaries, which are entered into by the Company and its Restricted Subsidiaries in the ordinary course of their business.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Order" means a written order signed in the name of the Company by an Officer and delivered to the Trustee.

         "Pari Passu Indebtedness" means any Indebtedness of the Company (or a Subsidiary Guarantor) that is pari passu in right of payment with the Securities (or a Subsidiary Guaranty, as appropriate), including, without limitation, the 9-7/8% Notes and the Series A 9-1/4% Notes.

         "Pari Passu Offer" means an offer by the Company to purchase Pari Passu Indebtedness (other than the 9-7/8% Notes) required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued as a result of a sale by the Company or a Restricted Subsidiary of certain assets.

         "Paying Agent" has the meaning specified in Section 2.03.

         "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, storing, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, process agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements, limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

         "Permitted Consideration" has the meaning assigned to such term in
Section 4.06.

         "Permitted Designee" means (i) a spouse or a child of a Permitted Holder, (ii) trusts whose sole beneficiaries are Permitted Holders or spouses or children of Permitted Holders, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 51% of the voting power of all classes of the Voting Stock of such Person.

         "Permitted Hedging Agreements" means Interest Rate Protection Agreements, Exchange Rate Contracts and Oil and Gas Purchase, Sale and/or Swap Contracts.

         "Permitted Holders" means Nicholas J. Sutton, P. Michael Highum and their Permitted Designees.

         "Permitted Indebtedness" has the meaning specified in Section 4.03.

         "Permitted Investments" has the meaning specified in Section 4.04.

         "Permitted Liens" means any and all of the following: (i) Liens existing as of the Series A Issue Date; (ii) Liens securing the Securities, the Subsidiary Guaranties and other obligations arising under this Indenture; (iii) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (iv) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (v) any Lien incidental to the normal conduct of the business of the Company or the Subsidiary Guarantors, the ownership of their Property or the conduct in the ordinary course of their business (including, without limitation, (A) easements, rights of way and similar encumbrances, (B) rights or title of lessors under leases (other than Capitalized Lease Obligations), (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Subsidiary Guarantors or on deposit with or in the possession of such banks, (D) Liens imposed by law, including without limitation, Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (E) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, and (F) Liens on deposits made in the ordinary course of business), in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Oil and Gas Liens Incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries; (x) purchase money security interests (including, without limitation, Capitalized Lease Obligations) granted in connection with the acquisition of fixed assets in the ordinary course of business of the Company and its Restricted Subsidiaries, provided, that (A) such Liens attach only to the Property so acquired with the purchase money Indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of the purchase price of such Property; (xi) Liens to secure Permitted Non-Recourse Indebtedness; (xii) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted under Section 4.04;
(xiii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary; (xiv) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii), (iv) and
(x) above; provided, however, that (A) such new Lien shall be limited to all or part of the same Property that secured the original Lien, plus improvements on such Property and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and (xv) Liens in favor of the Company. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payment and Reserve Sale other than (1) Production Payments and Reserve Sales in connection with the acquisition of Properties after the Series A Issue Date, provided that any such Liens created in connection therewith are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after, the acquisition of the Property that is subject thereto, or (2) Production Payments and Reserve Sales other than those described in clause (1) of this sentence to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.06.

         "Permitted Non-Recourse Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any Property with respect to which (i) the holders of such Indebtedness agree that they will look solely to the Property so acquired and securing such Indebtedness, and neither the Company nor any Restricted Subsidiary (A) provides direct or indirect credit support, including any undertaking, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired Property) or (B) is directly or indirectly liable for such Indebtedness, and (ii) no default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), according to the terms thereof, any holder (or any representative of any such holder) of any other Indebtedness of the Company or a Restricted Subsidiary to declare, a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

         "Permitted Refinancing Indebtedness" means Indebtedness ("new Indebtedness") Incurred in exchange for, or the proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"), provided, however, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(B) an amount necessary to pay any fees and expenses, including premiums related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life to Stated Maturity at the time such new

Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the old Indebtedness at such time and (iv) such new Indebtedness is subordinated in right of payment to Senior Indebtedness of the Company (or, if applicable, a Subsidiary Guarantor) and the Securities to at least the same extent, if any, as the old Indebtedness.

         "Permitted Short-Term Investments" means (i) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term indebtedness is rated "A" (or higher) according to Moody's Investors Service Inc., (iii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a Canadian bank to which the Bank Act (Canada) applies having capital, surplus and undivided profits aggregating in excess of U.S. $500,000,000, (iv) investments in deposits available for withdrawal on demand with any commercial bank which is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (A) all such deposits have been made in such accounts in the ordinary course of business and (B) such deposits do not at any one time exceed $10,000,000 in the aggregate, (v) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) entered into with a bank meeting the qualifications described in either clause (ii) or (iii), (vi) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (vii) Investments in any money market mutual fund having assets in excess of $250,000,000 substantially all of which consist of obligations of the types described in clauses (i), (ii), (v) and (vi) hereof.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof or other entity.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of at least one other class of such Person; provided, however, that "Preferred Stock" shall not include Redeemable Stock.

         "Principal Agent" means, on any date, (i) if the Bank Credit Facility shall remain in effect on such date, the administrative agent(s) (or the institution(s) performing similar functions) under the Bank Credit Facility and
(ii) if the Bank Credit Facility is no longer in effect on such date, the administrative agent(s) (or the institution(s) performing similar functions) with respect to the Specified Senior Indebtedness (or, if applicable, Specified Senior Indebtedness of such Subsidiary Guarantor) having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) on such date.

         "Principal Subsidiary Indebtedness Agent" means, on any date, the administrative agent(s) (or institution(s) performing similar functions) with respect to the Specified Senior Indebtedness of a Subsidiary Guarantor having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) on such date.

         "Production Payments and Reserve Sales" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership interest or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed or tangible or intangible, including, without limitation, Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that "Redeemable Stock" shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preferences as to dividends or liquidation over any other Capital Stock of the Company.

         "Registrar" has the meaning specified in Section 2.03.

         "Representative" means any trustee, agent or representative (if any) for the holders of any Indebtedness that constitutes Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness.

         "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Payment" means any or all of the following actions (including, without limitation, any such actions taken prior to the Issue Date but from and after the Series A Issue

Date): (i) the declaration or payment of any dividend on, or any distribution to holders of, any shares of the Company's Capital Stock or Redeemable Stock (other than dividends or distributions payable solely in shares of Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Affiliate thereof (other than a Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock or Redeemable Stock;
(iii) any principal payment on or repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Pari Passu Indebtedness or Subordinated Indebtedness, except (A) a 9-7/8% Notes Asset Sale Offer, (B) a Pari Passu Offer, (C) to the extent of Excess Proceeds remaining after compliance with Section 4.06, and to the extent required by the indenture or other agreement or instrument pursuant to which any Subordinated Indebtedness was issued, an offer to purchase such Subordinated Indebtedness upon a disposition of assets, and (D) upon a "Change of Control" (even if such event is not a Change of Control under this Indenture) to the extent required by the indenture or other agreement or instrument pursuant to which any Pari Passu Indebtedness or Subordinated Indebtedness was issued, provided the Company is then in compliance with Section 4.09; (iv) the making of any Investment (other than any Permitted Investment); or (v) the occurrence of any deemed Restricted Payment under (A) Section 4.08, or (B) the definition of the term "Unrestricted Subsidiary."

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture. The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless immediately after giving effect to such transaction or transactions on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Restricted Subsidiary of such Person or between one or more Wholly Owned Restricted Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Security" has the meaning stated in the first paragraph of this Indenture and more particularly means any Security authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means the Obligations of the Company with respect to (i) Indebtedness of the Company under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof and (ii) any other Indebtedness of the Company (other than the Securities), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) Indebtedness of the Company to a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness (other than Indebtedness under the Bank Credit Facility) incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for Federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (vii) Indebtedness evidenced by the 9-7/8% Notes, (viii) Indebtedness evidenced by the Series A 9-1/4 Notes and (ix) Indebtedness evidenced by the Securities.

         "Senior Indebtedness of a Subsidiary Guarantor" or "Subsidiary Guarantor Senior Indebtedness" means the Obligations of a Subsidiary Guarantor with respect to (i) Indebtedness under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof, (ii) Assigned Restricted Subsidiary Indebtedness and (iii) any other Indebtedness of a Subsidiary Guarantor (other than the Subsidiary Guaranties), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guaranties. Notwithstanding the foregoing, Senior Indebtedness of a Subsidiary Guarantor shall not include (i) Indebtedness of a Subsidiary Guarantor to the Company or a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness (other than Indebtedness under the Bank Credit Facility) incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) any Indebtedness of a Subsidiary Guarantor that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to such Subsidiary Guarantor, (vii) Indebtedness evidenced by the 9-7/8% Notes and any guaranties thereof, (viii) Indebtedness evidenced by the Series A 9-1/4% Notes and any guaranties thereof and (ix) Indebtedness evidenced by the Securities and the Subsidiary Guaranties.

         "Series A Issue Date" means November 27, 1996, which date is the date on which the Series A 9-1/4% Notes were originally issued under the Series A 9-1/4% Note Indenture.

         "Series A 9-1/4% Note Indenture" means the Indenture dated as of November 27, 1996 among the Company, the subsidiary guarantors parties thereto, and Harris Trust and Savings Bank, as Trustee, providing for the issuance of the Series A 9-1/4% Notes in the aggregate principal amount of $150,000,000, as such may be amended and supplemented from time to time.

         "Series A 9-1/4% Notes" means the Company's 9-1/4% Senior Subordinated Notes due November 15, 2006 issued pursuant to the Series A 9-1/4% Note Indenture, as such may be amended or supplemented from time to time.

         "Significant Subsidiary" means, at any date of determination, (i) any Subsidiary (other than TWTTC) of a Person that, together with its Subsidiaries,
(A) for the most recent fiscal year of the Company, accounted for more than 5% of the consolidated revenues of such Person and its Subsidiaries or (B) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person and its Subsidiaries, and (ii) TWTTC if TWTTC, together with its Subsidiaries, as of the end of the most recent fiscal year of the Company, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, in each case all as set forth on the most recently available consolidated financial statements of such Person for such fiscal year.

         "Specified Senior Indebtedness" means (i) Indebtedness of the Company under the Bank Credit Facility and (ii) so long as no Indebtedness under the Bank Credit Facility is outstanding, on any date of determination, any Senior Indebtedness if the sum of (A) the outstanding principal amount of all Senior Indebtedness plus (B) the amount of unused revolving credit, letter of credit and working capital commitments of lenders included in such Senior Indebtedness, is not less than $20,000,000 on such date.

         "Specified Senior Indebtedness of a Subsidiary Guarantor" means (i) Assigned Restricted Subsidiary Indebtedness of such Subsidiary Guarantor, (ii) Indebtedness of such Subsidiary Guarantor under the Bank Credit Facility and
(iii) so long as no Assigned Restricted Subsidiary Indebtedness of such Subsidiary Guarantor and no Indebtedness of such Subsidiary Guarantor under the Bank Credit Agreement are outstanding, on any date of determination, any Senior Indebtedness of such Subsidiary Guarantor if the sum of (A) the outstanding principal amount of all such Senior Indebtedness of such Subsidiary Guarantor plus (B) the amount of unused revolving credit, letter of credit and working capital commitments of lenders included in such Senior Indebtedness of such Subsidiary Guarantor, is not less than $20,000,000 on such date.

         "Stated Maturity" when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Indebtedness" means Indebtedness of the Company (or a Subsidiary Guarantor) that is expressly subordinated in right of payment to the Securities (or a Subsidiary Guaranty, as appropriate).

         "Subsidiary" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (A) the first Person, (B) the first Person and one or more of its Subsidiaries or (C) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (A) at least 50% of the ownership interest of which and (B) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i)(A), (i)(B) or (i)(C) above.

         "Subsidiary Guarantors" means, unless released from such Subsidiary Guaranty as permitted by this Indenture, any Restricted Subsidiary that becomes a guarantor of the Securities in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture.

         "Subsidiary Guaranty" means an unconditional guaranty of the Securities given by any Restricted Subsidiary pursuant to the terms of Article 11 of this Indenture.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provision of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "TWTTC" means HS Energy Services, Inc., an Oklahoma corporation formerly known as Tide West Trading and Transport Company.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) the Existing Unrestricted Subsidiary, (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary (i) owns any Capital Stock, Redeemable Stock or Indebtedness of, or owns or holds any Lien on any Property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or (ii) is obligated, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under
Section 4.04 as a "Restricted Payment." The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to cause a Restricted Payment to be made at the time of such designation in an amount equal to that portion of the Fair Market Value of such Restricted Subsidiary represented by the Company's direct and indirect ownership interest in such Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary. Notwithstanding the foregoing sentence, the Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving pro forma effect to such designation (i) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03, and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying such resolution and certifying that such designation complies with the foregoing provisions.

         "Unrestricted Subsidiary Indebtedness" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect for such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (or any representative of any such holder) of any Indebtedness of the Company or a Restricted Subsidiary to declare (with the passage of time or the giving of notice or otherwise), a default on any Indebtedness of the Company or any Restricted Subsidiary or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

                  SECTION 1.02 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (7) provisions apply to successive events and transactions; and

                  (8) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

                                   ARTICLE 2.

                                 The Securities

                  SECTION 2.01 Form and Dating. Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided, however, that so long as Harris Trust and Savings Bank shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04 Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.06 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.07 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which event the replacement Security shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.08 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.09 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.10 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.11 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3.

                                   Redemption

                  SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02 Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      The redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

                  SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05 Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.07 Limitation on Redemptions. Sections 4.04 and 4.21 limit the ability of the Company to make certain redemptions of the Securities. In addition, Section 4.04 of the Series A 9-1/4% Note Indenture may limit redemptions of the Securities.

                                   ARTICLE 4.

                                    Covenants

                  SECTION 4.01 Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or a Paying Agent holds in New York, New York in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02 Commission Reports. So long as any Securities are outstanding, the Company will file with the Commission and furnish to the Holders of Securities all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Holders and prospective Holders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the Commission if the Commission does not permit such filing.

                  SECTION 4.03      Limitation on Indebtedness.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be at least 2.5 to 1.0 or (ii) such Indebtedness is Permitted Indebtedness.

                  (b)      "Permitted Indebtedness" means:

                           (i) Indebtedness under the Bank Credit Facility,
provided that the aggregate principal amount of all such Indebtedness under the Bank Credit Facility at any one time outstanding does not exceed the greater of
(A) $275,000,000 and (B) an amount equal to the sum of (1) $170,000,000 and (2)
15% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; provided, however, that the maximum amount available to be outstanding under the Bank Credit Facility shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under the Bank Credit Facility and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to Section 4.06;

                           (ii) (A) Indebtedness arising under this Indenture,
including without limitation the Securities and the Subsidiary Guaranties and
(B) Indebtedness arising under the Series A 9-1/4% Note Indenture, including without limitation the Series A 9-1/4% Notes and the Subsidiary Guaranties thereof;

                           (iii) Indebtedness owed to the Company or any of its
Wholly Owned Restricted Subsidiaries by any of its Restricted Subsidiaries or Indebtedness owed by the Company to any of its Wholly Owned Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary);

                           (iv) Indebtedness under Permitted Hedging Agreements
of the Company and its Restricted Subsidiaries (including guaranties thereof by the Company or another Restricted Subsidiary, as applicable);

                           (v) Indebtedness in connection with one or more
standby letters of credit, Guarantees, performance bonds or other reimbursement obligations issued in the ordinary course of business of the Company and its Restricted Subsidiaries and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries and on terms and conditions which are customary in the Oil and Gas Business and other than the extension of credit represented by such letter of credit, Guarantee or performance bond itself);

                           (vi) obligations relating to net oil or gas balancing
positions arising in the ordinary course of business of the Company and its Restricted Subsidiaries which are customary in the Oil and Gas Business;

                           (vii) Permitted Non-Recourse Indebtedness of the
Company or any of its Restricted Subsidiaries;

                           (viii) Indebtedness outstanding on the Series A Issue
Date that was not repaid with the proceeds of the Series A 9-1/4% Notes and not otherwise permitted in clauses (i) through (vii) above;

                           (ix) Indebtedness not otherwise permitted to be
Incurred pursuant to this subsection (b), provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (ix), together with all Indebtedness Incurred pursuant to clause (x) of this subsection in respect of Indebtedness previously Incurred pursuant to this clause (ix), at any one time outstanding does not exceed $25,000,000;

                           (x) Permitted Refinancing Indebtedness Incurred in
exchange for, or the proceeds of which are used to refinance, (A) Indebtedness referred to in clauses (ii), (viii) and (ix) of this subsection (including Indebtedness previously incurred pursuant to this clause (x)) or (B) Indebtedness Incurred pursuant to clause (a)(i) of this Section; and

                           (xi) accounts payable or other obligations of the
Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

At all times the aggregate principal amount of Indebtedness outstanding under clauses (i) and (ix) of this definition shall be deemed to be the same amounts as are deemed outstanding under clauses (i) and (ix), respectively, of the definition of the term "Permitted Indebtedness" in the Series A 9-1/4% Note Indenture.

                  SECTION 4.04      Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment
(i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 or (iii) the aggregate amount expended or declared for all Restricted Payments from the Series A Issue Date would exceed the sum (without duplication) of the following:

                  (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Series A Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                  (2) the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by the Company on or after the Series A Issue Date, from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

                  (3) the aggregate net cash proceeds received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Series A Issue Date, plus

                  (4) the aggregate net cash proceeds received by the Company upon the exercise of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than from a Subsidiary of the Company) on or after the Series A Issue Date, plus

                  (5) the aggregate net cash proceeds received on or after the Series A Issue Date by the Company from the issuance or sale (other than to any Subsidiary of the Company) of convertible debt or convertible Redeemable Stock that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

                  (6) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in any Investment made by the Company and its Restricted Subsidiaries subsequent to the Series A Issue Date in any Person resulting from (a) payments of interest on debt, dividends, repayments of loans or advances, or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person, and in an amount not to exceed the book value of such Investment previously made in such Person that was treated as a Restricted Payment, or (b) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case in an amount not to exceed the lesser of (x) the book value of such Investment previously made in such Unrestricted Subsidiary that was treated as a Restricted Payment, and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

                  (7)      $15,000,000.

                  (b) The limitations set forth in paragraph (a) above do not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which a Restricted Payment may be made even if a Default or Event of Default has occurred and is continuing):

                           (i) the payment of any dividend on Capital Stock of
                  the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

                           (ii) the purchase, redemption or other acquisition or
                  retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

                           (iii) the making of any principal payment on or the
                  repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Pari Passu Indebtedness or Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

                           (iv) the making of any principal payment on or the
                  repurchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Pari Passu Indebtedness or Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and such new Indebtedness (1) has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Securities and (2) has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity of the final scheduled principal payment of the Securities; and

                           (v) loans made to officers, directors and employees
                  of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the proceeds of which are used (1) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options and (2) to refinance loans, together with accrued interest thereon, made pursuant to item (1) of this clause (v), provided, however, that such loans do not exceed $7,500,000 at any one time outstanding (and at all times the aggregate amount of all such loans outstanding shall be deemed to be the same amount as is deemed outstanding under Section 4.04(b)(v) of the Series A 9-1/4 %
                  Note Indenture).

         The actions described in clauses (i), (ii), (iii) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clause (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph
(b) but shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a).

                  (c) "Permitted Investments" means any and all of the following (including, without limitation, any such actions taken prior to the Issue Date but from and after the Series A Issue Date): (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by a Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in a Person, if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary or be merged or consolidated with or transfer or convey all or substantially all of its assets to the Company or a Restricted Subsidiary; (vi) Investments in Persons in the Oil and Gas Business (other than Restricted Subsidiaries) intended to promote the Company's strategic business objectives in an amount not to exceed $20,000,000 at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof); (vii) Investments in the form of securities received from Asset Sales, provided that such Asset Sales are made in compliance with
Section 4.06; (viii) Investments in negotiable instruments held for collection, lease, utility and other similar deposits, and stock, obligations or other securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (ix) Investments in the form of Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (x) relocation allowances, advances and loans to officers, directors and employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business, provided such items do not exceed $2,500,000 at any one time outstanding; and (xi) Investments not otherwise permitted to be made pursuant to this subsection in an amount not to exceed $5,000,000 at any one time outstanding. At all times the aggregate amount of Investments outstanding under clauses (vi), (x) and (xi) of this definition shall be deemed to be the same amounts as are deemed outstanding under clauses (vi), (x) and
(xi), respectively, of the definition of the term "Permitted Investments" in the Series A 9-1/4 % Note Indenture.

                  SECTION 4.05 Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or Redeemable Stock held by the Company or a Restricted Subsidiary, (ii) make payments in respect of any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iv) transfer any of its assets to the Company or any of its Restricted Subsidiaries, other than:

                  (A) consensual encumbrances or restrictions required by a Bank Credit Facility that are not more restrictive than those in effect under the Bank Credit Facility on the Series A Issue Date;

                  (B) with respect to clause (iv) above, customary provisions restricting subletting, assignment, pledging or transfer of any Property that is a lease, license, contract or similar type of Property;

                  (C) consensual encumbrances or restrictions in instruments governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, provided that such Indebtedness was not Incurred in anticipation of such acquisition;

                  (D) with respect to clause (iv) above, restrictions contained in purchase money obligations for property acquired in the ordinary course of business;

                  (E) with respect to clause (iv) above, customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale; and

                  (F) consensual encumbrances or restrictions in instruments governing Indebtedness Incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (C) and (D) above, provided that the payment restrictions contained therein are not more restrictive taken as a whole than those provided for in the Indebtedness being refinanced, refunded, extended or renewed.

                  SECTION 4.06      Limitation on Asset Sales.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Permitted Short-Term Investments, Exchanged Properties, Liquid Securities or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Securities), liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guaranty), or liabilities of any Restricted Subsidiary that made such Asset Sale and which is not a Subsidiary Guarantor, in each case as a result of which the Company and its Restricted Subsidiaries are no longer liable ("Permitted Consideration"); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration if, after giving pro forma effect to such Asset Sale, the aggregate Fair Market Value (evaluated at the time of such Asset Sale) of all such Property other than Permitted Consideration received from Asset Sales made after the Series A Issue Date, which Property is held by the Company or any Restricted Subsidiary at the time of such Asset Sale, shall not exceed 10% of Adjusted Consolidated Net Tangible Assets.

                  (b) The Net Available Cash from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (i) to prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company) in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder; (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); (iii) to purchase Securities, Series A 9-1/4 Notes or 9-7/8% Notes pursuant to a 9-7/8% Notes Asset Sale Offer (excluding Securities, Series A 9-1/4 Notes or 9-7/8% Notes owned by the Company or an Affiliate of the Company); or (iv) in such other manner as the Company or such Restricted Subsidiary may elect in compliance with the other provisions of this Indenture.

                  (c) Any Net Available Cash from an Asset Sale not applied in accordance with clauses (i), (ii) and (iii) of the preceding subsection within 360 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will make an offer to purchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest thereon (if any) to the Purchase Date (as defined below) (the "Prepayment Offer Payment") in accordance with the procedures set forth in this Section, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Securities and such Pari Passu Indebtedness, and the aggregate principal amount of Securities for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Securities tendered and the Trustee will select the Securities to be purchased by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this subsection and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in the following subsection in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes otherwise permitted under this Indenture and the amount of Excess Proceeds will be reset to zero.

                  (d) Within five Business Days after 360 days from the date of an Asset Sale, the Company shall, if it is obligated to apply an amount equal to any Excess Proceeds (or any portion thereof) to fund an offer to purchase the Securities, send a written Prepayment Offer notice, by first-class mail, to the holders of the Securities (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders of the Securities to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (1) that the Company is offering to purchase Securities pursuant to the provisions of Section 4.06 of this Indenture, (2) the purchase price and purchase date, which shall be subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (3) that any Securities (or any portions thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date, (4) that any Securities (or portions thereof) not properly tendered will continue to accrue interest, (5) the aggregate principal amount of Securities to be purchased, (6) a description of the procedure which holders of Securities must follow in order to tender their Securities and the procedures that holders of Securities must follow in order to withdraw an election to tender their Securities for payment, and (7) all other instructions and materials necessary to enable holders to tender Securities pursuant to the Prepayment Offer.

                  (e) On the Purchase Date, the Company will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Prepayment Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Prepayment Offer Payment in respect of Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each holder of Securities so accepted payment in an amount equal to the Prepayment Offer Payment for such Securities and the Trustee shall promptly authenticate and mail to each holder a new Securities in a principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security shall be in a principal amount of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Prepayment Offer on or as soon as practicable after the Purchase Date.

                  (f) The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

                  SECTION 4.07      Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to a transaction or series of related transactions involving payments in excess of $1,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction complies with clause (i) above, and (iii) with respect to a transaction or series of transactions involving payments in excess of $5,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction complies with clause (i) above and (B) such transaction or series of related transactions has been approved by a majority of the disinterested directors of the Board of Directors of the Company.

                  (b) The limitations of the preceding subsection do not apply to:

                           (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries;

                           (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's bylaws and applicable statutory provisions;

                           (iii) any employee compensation and other benefit arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

                           (iv) relocation allowances, advances and loans made to officers, directors and employees of the Company and its Restricted Subsidiaries provided such items do not exceed $2,500,000 in the aggregate at any one time outstanding;

                           (v) transactions among the Company and its Restricted Subsidiaries;

                           (vi) loans constituting Restricted Payments made pursuant to and in compliance with Section 4.04(b)(v); and

                           (vii) the gas gathering agreement between the Company and the Existing Unrestricted Subsidiary as in effect on the Series A Issue Date and oil and gas operating agreements entered into in the ordinary course of business by the Company and its Restricted Subsidiaries in a manner consistent with the current practice of the Company and its Restricted Subsidiaries as of the Issue Date so long as such operating agreements are in a form customary in the Oil and Gas Business.

                  SECTION 4.08 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not (i) permit any Restricted Subsidiary to issue any Capital Stock (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the Company or a Wholly Owned Restricted Subsidiary or (ii) permit any Person other than the Company or a Restricted Subsidiary to own any Capital Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except for (A) a sale to a Person of the Capital Stock of a Restricted Subsidiary, which sale was made by the Company or a Restricted Subsidiary subject to, and in compliance with, as appropriate, either Section 4.04 or
Section 4.06, and such Person's subsequent ownership of such Capital Stock of such Restricted Subsidiary, (B) the issuance of Capital Stock by a Restricted Subsidiary to a Person other than the Company or a Wholly Owned Restricted Subsidiary, which issuance was made subject to and in compliance with Section 4.06, and such Person's subsequent ownership of such Capital Stock and (C) the ownership of Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary (and in the case of the formation of such Restricted Subsidiary, the issuance of such Capital Stock). If a Person (other than a Material Restricted Subsidiary) whose Capital Stock was issued or sold in a transaction described in this Section is, as a result of such transaction, no longer a Restricted Subsidiary, then any Capital Stock of such Person retained by the Company or a Restricted Subsidiary shall be treated as a Restricted Payment made at the time of such transaction in an amount equal to that portion of the Fair Market Value of such Person represented by such retained Capital Stock.

                  SECTION 4.09      Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Indenture and that all Securities (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company notifies the Holders of the occurrence of the Change of Control (the "Change of Control Payment Date"); (iii) that any Securities (or portions thereof) accepted for payment (and duly paid on the Change of Control Payment
Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (iv) that any Securities (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer.

                  (c) On the Change of Control Payment Date, the Company will
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities and the Trustee shall promptly authenticate and mail to each holder a new Security in a principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security shall be in a principal amount of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Change in Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (d) The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

                  SECTION 4.10 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Securities (and, in the case of a Restricted Subsidiary, a Subsidiary Guaranty from such Subsidiary) are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Liens securing Senior Indebtedness, Liens securing Senior Indebtedness of a Subsidiary Guarantor, Liens securing Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and Permitted Liens.

                  SECTION 4.11      Limitation on Layered Indebtedness.

                  (a) The Company will not Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness unless such Indebtedness constitutes Indebtedness that is junior to, or pari passu with, the Securities in right of payment.

                  (b) The Company will not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor will, Incur any Indebtedness that is subordinated or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness is, by its terms, pari passu with or subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guaranty.

                  SECTION 4.12 Future Guarantors. The Company shall cause any Restricted Subsidiary that is or becomes a Significant Subsidiary (and any Significant Subsidiary that was previously an Unrestricted Subsidiary which becomes a Restricted Subsidiary) after the Issue Date to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Significant Subsidiary will become a Subsidiary Guarantor and shall Guarantee payment of the Securities as provided in Section 11.07.

                  SECTION 4.13 Maintenance of Office or Agency. The Company shall maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

                  SECTION 4.14 Money for the Security Payments to be Held in Trust. If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Securities, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents with respect to the Securities, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

                  Any funds deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be paid to the Company on Order or, if then held by the Company, shall be discharged from such trust; provided, however, that the Company shall cause to be published at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, Holders entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor, and the Trustee and the Paying Agent shall have no further liability with respect to such trust money, and the Company shall not be a trustee in respect of such funds.

                  SECTION 4.15 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

                  SECTION 4.16 Corporate Existence. The Company will, and will cause each of its Significant Subsidiaries to, preserve and keep in full force and effect its corporate existence in accordance with applicable law, except as permitted in Sections 5.01 and 5.02; provided, however, that the Company may terminate the corporate existence of any Significant Subsidiary that is not a Subsidiary Guarantor if, in the good faith judgment of the Board of Directors, such termination is desirable in the conduct of the business of the Company and its Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

                  SECTION 4.17 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.18 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.19 Prohibition on Company and Guarantors Becoming Investment Companies. None of the Company or the Subsidiary Guarantors shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  SECTION 4.20 Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit of advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 4.21 Limitation on Redemptions and Other Repayments of Securities and Series A 9-1/4 % Notes.

                  (a) The Company will not optionally make any principal payment on, or redeem, repurchase, defease (including in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity (collectively, for purposes of this covenant only, "redeem," and such action being a "redemption") the Securities unless, substantially concurrently with such redemption, the Company redeems (or, if such redemption requires the consent of the holders of the Series A 9-1/4 % Notes, offers to redeem) an aggregate principal amount of the Series A 9-1/4 % Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Securities to be so redeemed (or for which such offer to redeem will be made) and the denominator of which is the aggregate principal amount of the Securities outstanding immediately prior to such proposed redemption and (ii) the aggregate principal amount of the Series A 9-1/4 % Notes outstanding immediately prior to such proposed redemption.

                  (b) The Company will not optionally redeem the Series A 9-1/4 % Notes unless, substantially concurrently with such redemption, the Company redeems (or, if such redemption requires the consent of the holders of the Securities, offers to redeem) an aggregate principal amount of the Securities (rounded to the nearest integral multiple of $1,000) equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Series A 9-1/4 % Notes to be so redeemed (or for which such offer to redeem will be made) and the denominator of which is the aggregate principal amount of the Series A 9-1/4 % Notes outstanding immediately prior to such proposed redemption and (ii) the aggregate principal amount of the Securities outstanding immediately prior to such proposed redemption.

                  (c) The preceding two paragraphs shall not apply to a purchase of the Securities or the Series A 9-1/4 % Notes that satisfies both of the following requirements: (1) such purchase is an individually negotiated, one-on-one private transaction or an open-market transaction; and (2) such purchase does not constitute a "tender offer" under applicable law.


                                   ARTICLE 5.

                                Successor Company

                  SECTION 5.01 Merger, Consolidation and Sale of Substantially All Assets.

                  (a) The Company (i) will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and (ii) will not and will not permit its Restricted Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers, consolidations, Investments and Production Payments and Reserve Sales), in each case unless:

                           (A) the Surviving Entity shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia;

                           (B) if the Company is not the Surviving Entity, the Surviving Entity expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Surviving Entity, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company (and in the case of clause (ii) above, the Company and the Surviving Entity shall both be considered as the issuer of the Securities);

                           (C) in the case of the sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its

         Restricted Subsidiaries taken as a whole, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                           (D) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                           (E) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03;

                           (F) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions;

                           (G) if the Company is not the Surviving Entity, then
         (1) each Subsidiary Guarantor (unless it is the Surviving Entity) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee confirming that such Subsidiary Guarantor's Subsidiary Guaranty remains in full force and effect and guarantees the Surviving Entity's obligations under this Indenture and the Securities,
         (2) each Significant Subsidiary of the Surviving Entity (determined immediately after giving effect to such transaction or series of transactions on a pro forma basis) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which such Person becomes a Subsidiary Guarantor and guarantees the Securities pursuant to the terms of a Subsidiary Guaranty and (3) in the case of clause (ii) above, the Company shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which the Company confirms its obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company; and

                           (H) the Company and, if the Company is not the Surviving Entity, the Surviving Entity, each shall have delivered to the Trustee Officers' Certificates (attaching the calculations to demonstrate compliance with clauses (E) and (F) above) and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the above provisions and that all conditions precedent relating to such transaction or transactions have been complied with.

                  The term "Surviving Entity" shall mean the Person referred to in clauses (i) and (ii) above (1) formed by or surviving any such merger or consolidation involving the Company or (2) to which any such sale, transfer, assignment, lease, conveyance or other disposition is made.

                  (b) In addition to, and not in limitation of, subsection (a) above, (i) the Company will not permit any Material Restricted Subsidiary to merge or consolidate with or into any other Person (whether or not such Material Restricted Subsidiary survives such merger or consolidation), and (ii) the Company will not permit any Material Restricted Subsidiary to directly or indirectly issue Capital Stock or Redeemable Stock in a single transaction or a series of transactions (including, without limitation, engaging in any recapitalization or similar transaction) if, after giving effect to such issuance (and all possible conversions, exercises and similar events with respect to any such stock (whether or not then convertible or exercisable) in order to reach a fully diluted, fully converted basis), such Material Restricted Subsidiary would no longer be a Subsidiary of the Company, in each case unless:

                           (A) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                           (B) except in the case of a merger of a Material Restricted Subsidiary with the Company or a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03;

                           (C) except in the case of a merger of a Material Restricted Subsidiary with the Company or a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions;

                           (D) the Material Restricted Subsidiary Survivor shall have executed and delivered to the Trustee, as appropriate, either (1) a supplemental indenture satisfactory to the Trustee confirming that such Material Restricted Subsidiary Survivor's Subsidiary Guaranty remains in full force and effect and guarantees the Company's obligations under this Indenture and the Securities, or (2) a supplemental indenture satisfactory to the Trustee pursuant to which such Material Restricted Subsidiary Survivor becomes a Subsidiary Guarantor and guarantees the Securities pursuant to the terms of a Subsidiary Guaranty; and

                           (E) the Company and such Material Restricted
         Subsidiary Survivor each shall have delivered to the Trustee Officers' Certificates (in the case of the Company, attaching the calculations to demonstrate compliance with clauses (B) and (C) above) and an Opinion of Counsel, each stating that such merger, consolidation or issuance and any such supplemental indentures comply with the above provisions and that all conditions precedent relating to such transaction or transactions have been complied with.

                           The term "Material Restricted Subsidiary Survivor"
shall mean (1) in the case of clause (i) above, the Person surviving any such merger or consolidation or (2) in the case of clause (ii) above, such Material Restricted Subsidiary.

                  (c) With respect to each transaction or series of transactions described in subsections (a) and (b) above, giving effect to such transaction or series of transactions on a pro forma basis shall include, without limitation,
(i) treating any Indebtedness not previously the obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction or series of transactions, and (ii) giving effect to any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions.

                  SECTION 5.02 When a Subsidiary Guarantor May Merge or Transfer Assets. Each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor except to the extent any such transaction is limited by
Section 5.01. In addition, each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to any Person (other than the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor), regardless of whether such Person is an Affiliate of such Subsidiary Guarantor, if: (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing;(ii) such transaction was subject to, and consummated in compliance with, as appropriate, either Section
4.06 or Section 5.01; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the above provisions and that all conditions precedent relating to such transaction have been complied with.

                                   ARTICLE 6.

                              Defaults and Remedies

                  SECTION 6.01 Events of Default. Whenever used herein, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the Company shall fail to make any payment of interest on the Securities within 30 days after any such amount becomes due in accordance with the terms thereof;

                  (b) the Company shall fail to make any payment of principal of (or premium, if any, on) the Securities when due in accordance with the terms thereof, whether upon maturity, acceleration, call for redemption, call for purchase under Section 4.06 or Section 4.09 or otherwise;

                  (c) the Company and any Subsidiary Guarantor shall fail to observe or perform any other covenant or agreement contained in the Securities or this Indenture and such failure continues for a period of 60 days after written notice of such failure has been sent to the Company by the Trustee specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default";

                  (d) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness (other than Permitted Non-Recourse Indebtedness) of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness (other than Permitted Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5,000,000; and specifically including, without limitation, any such default under or acceleration of any Indebtedness (other than Permitted Non-Recourse Indebtedness) directly or indirectly resulting or derived from, or caused by, a default under or acceleration of any Permitted Non-Recourse Indebtedness;

                  (e) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

                  (f) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or files a request or
                  petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors; or

                           (v) proposes or agrees to an accord or composition in
                  bankruptcy between itself and its creditors;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
                  Restricted Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any
                  Restricted Subsidiary or for any substantial part of the property of the Company or any Restricted Subsidiary;

                           (iii) orders the winding up or liquidation of the
                  Company or any Restricted Subsidiary;

                           (iv) adjudicates the Company or a Restricted
                  Subsidiary as bankrupt or insolvent; or

                           (v) ratifies an accord or composition in bankruptcy
                  between the Company or a Restricted Subsidiary and the respective creditors thereof;

         and the order or decree remains unstayed and in effect for 60 days; or

                  (h) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default described in clause (f) or (g) above) with respect to the Securities at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice may declare the principal amount of the Securities to be due and payable immediately. If an Event of Default described in clause (f) or (g) above shall occur, the principal amount of all the Securities will automatically, and without any action by the Trustee or any Holder, become immediately due and payable.

                  After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Securities then outstanding may rescind and annul such acceleration if

                  (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all money paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel,

                           (ii) all overdue installments of interest on all
                  Securities;

                           (iii) the principal of (and premium, if any, on ) any
                  Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, and

                           (iv) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate prescribed therefor in the Securities;

                  (b) all Events of Default, other than the nonpayment of principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04;

                  (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudiced to such Holders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06 Limitation on Suits. No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:

                           (i) such Holder has previously given to the Trustee
                  written notice of a continuing Event of Default with respect to the Securities;

                           (ii) the Holders of at least 25% in aggregate
                  principal amount of the then outstanding Securities have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

                           (iii) the Trustee has failed to institute such
                  proceeding, and has not received from the Holders of a majority in aggregate principal amount of the then outstanding Securities a direction inconsistent with such request, within 60 days after such notice, request and offer.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

                  THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                                   ARTICLE 7.

                                     Trustee

                  SECTION 7.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this subsection does not limit the effect of
                  subsection (b) of this Section;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

                  SECTION 7.02      Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

                  (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

                  (j) Except for (i) a default under Section 6.01(a) or (b) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                  SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee promptly upon request from time to time the compensation for its services as agreed to by the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                       Discharge of Indenture; Defeasance

                  SECTION 8.01      Discharge of Liability on Securities.

                  (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay at maturity or upon redemption all outstanding Securities, including premium and interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.06), and premium, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Notwithstanding subsection (a) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05, 8.06 and 8.07
shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  SECTION 8.02      Defeasance.

                  (a) Subject to Sections 8.02(d) and 8.03, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.15, 4.21

5.01(a)(E) and 5.01(a)(F) and the operation of Sections 6.01(d), 6.01(e), 6.01(f) and 6.01(g) (but, in the case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  (b) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d), 6.01(e), 6.01(f) and 6.01(g) (but, in the case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

                  (c) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (d) Notwithstanding subsection (a) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05, 8.06 and 8.07
shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Section 7.07, 8.05 and 8.06 shall survive.

                  SECTION 8.03 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the payment of principal of, interest on and premium, if any, on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.04 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium and interest on the Securities.


                  SECTION 8.05 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon Order any money held by them for the payment of principal of, premium, if any, or interest on any Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall cause to be published at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, Holders entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor, and the Trustee and the Paying Agent shall have no further liability with respect to such money.

                  SECTION 8.06 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S.
Government Obligations.

                  SECTION 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   Amendments

                  SECTION 9.01      Without Consent of Holders.

                  (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Holder:

                           (i) to cure any ambiguity, omission, defect or
                  inconsistency;

                           (ii) to provide for the assumption of the obligations
                  of the Company under this Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in Section 5.01;

                           (iii) to provide for uncertificated Securities in
                  addition to or in place of certificated Securities;

                           (iv) to comply with any requirement of the Commission
                  in order to effect or maintain the qualification of this Indenture under the TIA;

                           (v) to make any change that does not adversely affect
                  the rights of any Holder of Securities in any material respect;

                           (vi) to add or remove Subsidiary Guarantors pursuant
                  to the procedures set forth in this Indenture; and

                           (vii) to add to the covenants of the Company for the
                  benefit of the Holders or to surrender any right or power herein conferred upon the Company.

                  (b) An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change in writing.

                  (c) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02      With Consent of Holders.

                  (a) The Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of at least a majority of the principal amount of the Securities, may execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of this Indenture or modifying the rights of the Holders of the Securities, except that no supplemental indenture, amendment or wavier, without the consent of each Holder affected thereby, may:

                           (i) reduce the principal amount of Securities whose
                  Holders must consent to an amendment or waiver;

                           (ii) reduce the rate of or extend the time for
                  payment of interest on any Securities;

                           (iii) change the currency in which any amount due in
                  respect of the Securities is payable;

                           (iv) reduce the principal of or any premium on or
                  change the Stated Maturity of any Securities or alter the redemption or repurchase provisions with respect thereto;

                           (v) reduce the relative ranking of any Securities;

                           (vi) release any security that may have been granted
                  in respect of the Securities;

                           (vii) make any change in Article 10 or Article 12
                  that adversely affects the rights of any Holder under Article 10 or Article 12;

                           (viii) impair the right of any Holder to institute
                  suit for enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty; or

                           (ix) make any change in Sections 6.04, 6.07 or 9.02.

                  (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  (c) An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change in writing.

                  (d) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

                  SECTION 9.04      Revocation and Effect of Consents and
Waivers.

                  (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10.

                         Subordination of the Securities

                  SECTION 10.01 Agreement to Subordinate.

                  Notwithstanding any other provision to the contrary in this Indenture, the Company covenants and agrees, and each Holder by accepting a Security covenants and agrees, that the principal of (and premium, if any) and interest on the Indebtedness now or hereafter evidenced by the Securities and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all existing and future Senior Indebtedness, and that the subordination provisions set forth in this Article are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                  Each Holder authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 20 days before the expiration of the time to file such claim or claims, then the Principal Agent is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders; provided, however, that any such claim filed by the Principal Agent shall be superseded by the claim, if any, subsequently filed by the Trustee.

                  Each Holder by accepting a Security acknowledges and agrees that the subordination provision set forth in this Article are, and are intended to be, an inducement and consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

                  SECTION 10.02 Liquidation; Dissolution; Bankruptcy

                  Upon any payment or distribution (whether in cash, property, debt, equity or other securities, a combination thereof or otherwise) to creditors or equity holders of the Company in a voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:

                  (a) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before Holders shall be entitled to receive any Security Payment (as defined in Section 10.03(a)); and

                  (b) until all Senior Indebtedness is paid in full in cash, any Security Payment (as defined in Section 10.03(a)) to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness, as their interests may appear.

                  Upon any prepayment, payment or distribution referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any Representative of holders of Senior Indebtedness) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may requires such Person (at the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

                  For purposes of this Article, a distribution may consist of cash, securities or other property, by set-off or otherwise; provided that, for purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include securities of the Company or any other corporation ("Reorganization Securities") provided for by a plan of reorganization or readjustment of the Company the payment of which is subordinated, at least to the extent provided in this Article with respect to the Securities, to the payment of all Senior Indebtedness that may at the time be outstanding; provided, further, that (a) all Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, (b) no right, remedy, power, privilege or Lien of any holder of Senior Indebtedness is, without the consent of such holder, altered by such reorganization or readjustment, (c) the stated maturity date of the Reorganization Securities is not earlier than the later of the stated maturity date of the Securities or two years after the stated maturity of the Senior Indebtedness, (d) no amortization of principal of Reorganization Securities is required prior to the stated maturity date of the Reorganization Securities, (e) the interest rate on the Reorganization Securities is not greater than the nondefault interest rate on the Securities, (f) no scheduled interest payments on the Reorganization Securities shall be made in cash while the Senior Indebtedness is outstanding, (g) the principal amount of the Reorganization Securities on the date of issuance thereof does not exceed the outstanding principal amount of the Securities on the date of commencement of the bankruptcy case pursuant to which the Reorganization Securities are issued, (h) the circumstances requiring redemption or defeasance of the Reorganization Securities are not broader than those requiring redemption or defeasance of the Securities and (i) the covenants, representations and warranties and events of default applicable to the Reorganization Securities are not materially more restrictive or burdensome than those contained in this Indenture.

                  The consolidation or merger of the Company with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets to any Person, upon the terms and conditions set forth in Article 5, shall not be deemed to be liquidation, dissolution or reorganization or similar proceeding relating to the Company for purposes of this Section if the Person formed by or surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall, as a part of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, comply with the conditions set forth in Article 5.

                  SECTION 10.03 Default on Senior Indebtedness.

                  (a) Upon any Senior Indebtedness becoming due and payable, whether at the stated maturity thereof or by acceleration or otherwise, such Senior Indebtedness shall first be irrevocably and indefeasibly paid in full in cash, or the immediate payment thereof duly provided for in cash, before the Company or any Person acting on behalf of the Company shall directly or indirectly pay, prepay, redeem, retire, repurchase or otherwise acquire for value, or make any deposit pursuant to Article 8 in respect of, or make any other prepayment, payment or distribution (whether in cash, property, securities or a combination thereof or otherwise) on account of the principal of (or premium, if any) or interest on, any Securities (each, a "Security Payment").

                  (b) No Security Payment shall be made if, at the time of such Security Payment there exists a default in payment of all or any portion of any principal of (and premium, if any) and interest and fees, expenses, costs and other obligations on Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Senior Indebtedness.

                  (c) In addition, during the continuance of any event of default (other than a default referred to in subsection (b) of this Section 10.03) with respect to any Specified Senior Indebtedness, as such event of default is defined therein or in the instrument under which such Specified Senior Indebtedness is outstanding, permitting the holders of such Specified Senior Indebtedness to accelerate the maturity thereof under the terms of such Specified Senior Indebtedness, and upon written notice of such event of default given by the Principal Agent to the Trustee, with a copy to the Company (the delivery of such shall not affect the validity of the notice to the Trustee), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no Security Payment shall be made; provided, that if the holders of the Specified Senior Indebtedness to which the default relates have not declared such Specified Senior Indebtedness to be immediately due and payable within 179 days after the occurrence of such default (or have declared such Specified Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then, subject to the provisions of Section 10.02 and 10.03(a), the Company shall resume making any and all unpaid scheduled Security Payments. Any period during which any Security Payment is prohibited pursuant to the immediately preceding sentence is referred to in this Article as a "payment blockage period." Notwithstanding any other provisions of this Article or any other provision of this Indenture, in no event shall a payment blockage period under this Article extend beyond 179 days from the date on which such payment blockage period commenced. Not more than one payment blockage period may be commenced within any consecutive 365-day period with respect to the Securities. For all purposes of this Article, no event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the Specified Senior Indebtedness initialing such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by the holder or holders of such Specified Senior Indebtedness at any time after the 365-day period referred to in the previous sentence unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (d) The Company covenants that it will, upon request of the Trustee, deliver an Officers' Certificate (with copies thereof to the Representative of each class of Senior Indebtedness) showing in reasonable detail the Senior Indebtedness outstanding as of the date of such Officers' Certificate and the Representative of each class of Senior Indebtedness. The Trustee may conclusively rely thereon except to the extent that it shall have received, from the Representative of any class of Senior Indebtedness, notice in writing controverting any of the statements made therein. Not less than 10 days prior to making any distribution in respect of Senior Indebtedness pursuant to this Section, the Trustee shall deliver to each Representative of any class of Senior Indebtedness copies of the most recent Officers' Certificate filed with it by the Company pursuant to this subsection (d).

                  (e) In the event that the Securities are declared due and payable before their Stated Maturity in accordance with Article 6, then and in such event the holders of Senior Indebtedness outstanding at the time the Securities so become due and payable shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of such Senior Indebtedness (whether or not an event of default has occurred thereunder or such Senior Indebtedness is, or has been declared to be, due and payable prior to the date on which it otherwise would have become due and payable) before the Holders shall be entitled to receive any Security Payment.

                  SECTION 10.04  Security Payments Permitted if No Default.

                  Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the Company or any Person acting on behalf of the Company, at any time except as otherwise provided in
Section 10.02 from making any Security Payment.

                  SECTION 10.05  When Security Payment Must Be Paid Over.

                  In the event that any Security Payment is made to the Trustee or the Holders that, because of this Article, should not have been so made or may not be paid over to the Holders, such Security Payment shall be held by the Trustee or the Holders who receive such Security Payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Senior Indebtedness remaining unpaid or their Representatives, as their interests may appear, to the extent necessary to irrevocably and indefeasibly pay such Senior Indebtedness in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  SECTION 10.06 Notices by the Company.

                  The Company shall promptly notify the Trustee, each Paying Agent and the Principal Agent of any facts known to the Company that would cause a Security Payment to violate this Article, but failure to give such notice shall not affect the subordination provided in this Article of the Securities to Senior Indebtedness. Without limiting the foregoing, if payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the Principal Agent of the acceleration.

                  SECTION 10.07 Subrogation.

                  After all Senior Indebtedness is irrevocably and indefeasibly paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, payment by the Company on Senior Indebtedness.

                  SECTION 10.08 Relative Rights.

                  This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the Securities in accordance with their terms;

                  (b) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive prepayment, payments and distributions otherwise payable to Holders.

                  If the Company fails because of this Article to pay the principal of (or premium, if any) or interest on a Security on the due date or upon the acceleration thereof, the failure is still a Default or Event of Default.

                  SECTION 10.09  Subordination May Not Be Impaired by the
Company.

                  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by (a) any act or failure to act by the Company or by its failure to comply with this Indenture, (b) any release of any collateral or any guarantor or any Person of the Company's obligations under the Senior Indebtedness, (c) any amendment, supplement, extension, renewal, restatement or other modification of the Senior Indebtedness, (d) any settlement or compromise of any Senior Indebtedness, (e) the unenforceability of any of the Senior Indebtedness or (f) the failure of any holder of Senior Indebtedness to pursue claims against the Company.

                  SECTION 10.10  Distribution of Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11  Rights of Trustee and Paying Agent.

                  The Trustee or any Payment Agent may continue to make payments in respect of the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Securities may not be made under this Article. Only the Company, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Senior Indebtedness that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Indebtedness for payments made to Holders by the Company or any Paying Agent unless cash payments are made at the direction of the Trustee after receipt of such notice referred to above.

                  Neither the Trustee nor any Payment Agent shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have it were not Trustee.

                  This Section is solely for the benefit of the Trustee and any Payment Agents and shall not limit the obligations of the Holders under Section 10.05.

                  SECTION 10.12 Consent of Holders of Specified Senior Indebtedness.

                  The provisions of this Article (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Specified Senior Indebtedness, and no such amendment, waiver or modification shall become effective, unless the holders of such Specified Senior Indebtedness shall have consented in writing (in accordance with the provisions of the agreement governing such Specified Senior Indebtedness) to such amendment, waiver or modification.

                  SECTION 10.13 Contractual Subordination.

                  This Article 10 represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of the United States Bankruptcy Code.

                                   ARTICLE 11.

                              Subsidiary Guaranties

                  SECTION 11.01 Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 8.02, 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations,
(ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary

Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

                  SECTION 11.03 Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.05 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.06 Release of Subsidiary Guarantor. Any Subsidiary Guarantor that is no longer a Significant Subsidiary may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee (attaching the calculations to demonstrate such status), be released from its Subsidiary Guaranty and cease to be a Subsidiary Guarantor. Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary pursuant to and in compliance with the terms of this Indenture shall be released from and relieved of its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture satisfactory to the Trustee. Such supplemental indenture shall be accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and release of the Subsidiary Guaranty complies with the provisions of this Indenture and that all conditions precedent to such supplemental indenture and release of the Subsidiary Guaranty have been complied with.

                  SECTION 11.07 Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.12 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                  ARTICLE 12.

                     Subordination of Subsidiary Guaranties

                  SECTION 12.01  Agreement to Subordinate.

                  Notwithstanding any other provision to the contrary in this Indenture, each Subsidiary Guarantor covenants and agrees, and each Holder by accepting a Security covenants and agrees, that all payments by such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Subsidiary Guarantor, and that the subordination provisions set forth in this Article are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of such Subsidiary Guarantor.

                  Each Holder authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Subsidiary

Guarantor Senior Indebtedness as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such proposes, including, in the event of any voluntary or involuntary liquidation or dissolutio of a Subsidiary Guarantor, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment of the benefit of creditors, marshalling of assets or similar proceeding relating to a Subsidiary Guarantor or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a property claim or proof to debt in the form required in such proceeding prior to 20 days before the expiration of the time to exile such claim or claims, then the Principal Subsidiary Indebtedness Agent is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders; provided, however, that any such claim filed by such Principal Subsidiary Indebtedness Agent shall be superseded by the claim, if any, subsequently filed by the Trustee.

                  Each Holder by accepting a Security acknowledges and agrees that the subordination provisions set forth in this Article are, and are intended to be, an inducement and consideration to each holder of any Subsidiary Guarantor Senior Indebtedness, whether such Subsidiary Guarantor Senior Indebtedness was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Subsidiary Guarantor Senior Indebtedness, and such holder of Subsidiary Guarantor Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Subsidiary Guarantor Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

                  SECTION 12.02      Liquidation; Dissolution; Bankruptcy.

                  Upon any payment or distribution (whether in cash, property, debt, equity or other securities, a combination thereof or otherwise) to creditors or equity holders of a Subsidiary Guarantor in a voluntary or involuntary liquidation or dissolution of such Subsidiary Guarantor, whether total or partial, or in bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to such Subsidiary Guarantor or its property:

                  (a) holders of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all such Subsidiary Guarantor Senior Indebtedness before Holders shall be entitled to receive any payment by such Subsidiary Guarantor in respect of its Subsidiary Guaranty or distribution of any assets or securities of such Subsidiary Guarantor (each, a "Guaranty Payment"); and

                  (b) until all Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash, any Guaranty Payment to which Holders would be entitled but for this Article shall be made to holders of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor, as their interests may appear.

                  Upon any payment or distribution referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Subsidiary Guarantor Senior Indebtedness, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any Representative of holders of Subsidiary Guarantor Senior Indebtedness) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Subsidiary Guarantor Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Subsidiary Guarantor Senior Indebtedness, the participate in any payment or distribution pursuant to this Section, the Trustee may request such Person (as the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Subsidiary Guarantor Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to the other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

                  For purposes of this Article, a distribution may consist of cash, securities or other property, by set-off or otherwise, provided that, for purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include securities of a Subsidiary Guarantor or any other corporation ("Subsidiary Guarantor Reorganization Securities") provided for by a plan of reorganization or readjustment of a Subsidiary Guarantor the payment of which is subordinated, at least to the extent provided in this Article with respect to its Subsidiary Guaranty, to the payment of all Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor that may at the time be outstanding, provided, further, that (a) all such Subsidiary Guarantor Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, (b) no right, remedy, power, privilege or Lien of any holder of such Subsidiary Guarantor Senior Indebtedness is, without th consent of such holder, altered by such reorganization or readjustment, (c) the stated maturity date of the Subsidiary Guarantor Reorganization Securities is not earlier than the later of the stated maturity date of the Securities or two years after the stated maturity of such Subsidiary Guarantor Senior Indebtedness, (d) no amortization of principal of Subsidiary Guarantor Reorganization Securities is required prior to the stated maturity date of the Subsidiary Guarantor Reorganization Securities, (e) th interest rate on the Subsidiary Guarantor Reorganization Securities is not greater than the nondefault interest rate on the Securities, (f) no scheduled interest payments on the Subsidiary Guarantor Reorganization Securities shall be made in cash while such Subsidiary Guarantor Senior Indebtedness is outstanding, (g) the principal amount of the Subsidiary Guarantor Reorganization Securities on the date of issuance thereof does not exceed the outstanding principal amount of the Securities on the date of commencement of the bankruptcy case pursuant to which the Subsidiary Guarantor Reorganization Securities are issued, (h) the circumstances requiring redemption or defeasance of the Subsidiary Guarantor Reorganization Securities are not broader than those requiring redemption or defeasance of the Securities and (i) the covenants, representations and warranties and events of default applicable to the Subsidiary Guarantor Reorganization Securities are not materially more restrictive or burdensome than those contained in this Indenture.

                  The consolidation or merger of a Subsidiary Guarantor with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Subsidiary Guarantor's assets to any Person, in compliance with the terms and conditions set forth in Sections
5.01 and 5.02, shall not be deemed to be a liquidation, dissolution or reorganization or similar proceeding relating to such Subsidiary Guarantor for purposes of this Section.

                  SECTION 12.03 Default on Subsidiary Guarantor Senior Indebtedness.

                  (a) Upon any Subsidiary Guarantor Senior Indebtedness of a Subsidiary Guarantor becoming due and payable, whether at the stated maturity thereof or by acceleration or otherwise, such Subsidiary Guarantor Senior Indebtedness shall first be irrevocably and indefeasibly paid in full in cash, or the immediate payment thereof duly provided for in cash, before such Subsidiary Guarantor or any Person acting on behalf of such Subsidiary Guarantor shall directly or indirectly make any Guaranty Payment.

                  (b) No Guaranty Payment shall be made by a Subsidiary Guarantor if, at the time of such Guaranty Payment, there exists a default in payment of all or any portion of any principal of (and premium, if any) and interest and fees, expenses, costs and other Obligations on Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Subsidiary Guarantor Senior Indebtedness.

                  (c) In addition, during the continuance of any event of default (other than a default referred to in subsection (b) of this Section 12.03) with respect to any Subsidiary Guarantor Senior Indebtedness, as such event of default is defined therein or in the instrument under which such Subsidiary Guarantor Senior Indebtedness is outstanding, permitting the holders of such Specified Senior Indebtedness of a Subsidiary Guarantor to accelerate the maturity thereof under the terms of such Specified Senior Indebtedness of a Subsidiary Guarantor, and upon written notice of such event of default given by the Principal Subsidiary Indebtedness Agent to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no Guaranty Payment shall be made; provided, that if the holders of the Specified Senior Indebtedness of a Subsidiar Guarantor to which the default relates have not declared such Specified Senior Indebtedness of a Subsidiary Guarantor to be immediately due and payable within 179 days after the occurrence of such default (or have declared such Specified Senior Indebtedness of a Subsidiary Guarantor to be immediately due and payable and within such period have rescinded such declaration of acceleration), then, subject to the provisions of Section 12.02 and 12.03(a), Guaranty Payments may be made. Any period during which any Guaranty Payment is prohibited pursuant to the immediately preceding sentence is referred to in this Article as a "payment blockage period." Notwithstanding any other provision of this Article or any other provision of this Indenture, in no event shall a payment blockage period under this Article extend beyond 179 days from the date on which such payment blockage period commenced. Not more than one payment blockage period may be commenced within any consecutive 365-day period. For all purposes of this Article, no event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the Specified Senior Indebtedness of a Subsidiary Guarantor initialing such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by the holder or holders of such Specified Senior Indebtedness of a Subsidiary Guarantor at any time after the 365-day period referred to in the previous sentence unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In addition, for purposes of this Article, neither the Company nor any of its Subsidiaries shall be deemed to be a holder of any Specified Senior Indebtedness of a Subsidiary Guarantor.

                  (d) Each Subsidiary Guarantor covenants that it will, upon request of the Trustee, deliver an Officers' Certificate (with copies thereof to the Representative of each class of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor) showing in reasonable detail the Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor outstanding as of the date of such Officers' Certificate and the Representative of each class of such Subsidiary Guarantor Senior Indebtedness. The Trustee may conclusively rely thereon except to the extent that it shall have received, from the Representative of any class of such Subsidiary Guarantor Senior Indebtedness, notice in writing controverting any of the statements made therein. Not less than 10 days prior to making any distribution in respect of Subsidiary Guarantor Senior Indebtedness of a Subsidiary Guarantor pursuant to this Section, the Trustee shall deliver to each Representative of any class of such Subsidiary Guarantor Senior Indebtedness copies of the most recent Officers' Certificate filed with it by such Subsidiary Guarantor pursuant to this subsection (d).

                  (e) In the event that the Securities are declared due and payable before their Stated Maturity in accordance with Article 6, then and in such event the holders of Subsidiary Guarantor Senior Indebtedness of any Subsidiary Guarantor outstanding at the time the Securities so become due and payable shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of such Subsidiary Guarantor Senior Indebtedness (whether or not an event of default has occurred thereunder or such Subsidiary Guarantor Senior Indebtedness is, or has been declared to be, due and payable prior to the date on which it otherwise would have become due and payable) before the Holders shall be entitled to receive any Guaranty Payment.

                  SECTION 12.04 Guaranty Payments Permitted if No Default.

                  Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent a Subsidiary Guarantor or any Person acting on behalf of a Subsidiary Guarantor, at any time except as otherwise provided in Section 12.02 or 12.03, from making any Guaranty Payment.

                  SECTION 12.05 When Guaranty Payment Must Be Paid Over.


                  In the event that any Guaranty Payment is made to the Trustee or the Holders that, because of this Article, should not have been so made or may not be paid over to the Holders, such Guaranty Payment shall be held by the Trustee or the Holders who receive such Guaranty Payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Subsidiary Guarantor Senior Indebtedness remaining unpaid or their Representatives, as their interests ma appear, to the extent necessary to irrevocably and indefeasibly pay such Subsidiary Guarantor Senior Indebtedness in full in cash or in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Subsidiary Guarantor Senior Indebtedness.

                  SECTION 12.06  Notices by a Subsidiary Guarantor.

                  Each Subsidiary Guarantor shall promptly notify the Trustee, each Paying Agent and the Principal Subsidiary Indebtedness Agent of any facts known to such Subsidiary Guarantor that would cause a Guaranty Payment to violate this Article, but failure to give such notice shall not affect the subordination provided in this Article of any Subsidiary Guarantee to Subsidiary Guarantor Senior Indebtedness.

                  SECTION 12.07  Subrogation.

                  After all Subsidiary Guarantor Senior Indebtedness is irrevocably and indefeasibly paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Subsidiary Guarantor Senior Indebtedness to receive distributions applicable to Subsidiary Guarantor Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of Subsidiary Guarantor Senior Indebtedness. A distribution made under this Article to holders of Subsidiary Guarantor Senior Indebtedness which otherwise should have been made to Holders is not, as between a Subsidiary Guarantor and the Holders, payment by such Subsidiary Guarantor on Subsidiary Guarantor Senior Indebtedness.

                  SECTION 12.08  Relative Rights.

                  This Article defines the relative rights of Holders and holders of Subsidiary Guarantor Senior Indebtedness. Nothing in this Indenture shall:

                  (a) impair, as between a Subsidiary Guarantor and the Holders, the obligation of a Subsidiary Guarantor, which is absolute and unconditional, to make any Guaranty Payment in accordance with the terms of its Subsidiary Guaranty;

                  (b) affect the relative rights of Holders and creditors of a Subsidiary Guarantor other than holders of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Subsidiary Guarantor Senior Indebtedness to receive prepayment, payments and distributions otherwise payable to Holders.

                  If a Subsidiary Guarantor fails because of this Article to pay the principal of (or premium, if any) or interest on a Security on the due date or upon the acceleration thereof, the failure is still a Default or Event of Default.

                  SECTION 12.09 Subordination May Not be Impaired by the Subsidiary Guarantor.

                  No right of any holder of Subsidiary Guarantor Senior Indebtedness to enforce the subordination of the Obligation of a Subsidiary Guarantor pursuant to its Subsidiary Guaranty shall be impaired by (a) any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture, (b) any release of any collateral or any guarantor or any Person or such Subsidiary Guarantor's obligations under its Subsidiary Guarantor Senior Indebtedness, (c) any amendment, supplement, extension, renewal, restatement or other modification of any Subsidiary Guarantor Senior Indebtedness, (d) any settlement or compromise of any Subsidiary Guarantor Senior Indebtedness, (e) the unenforceability of any of the Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor or (f) the failure of any holder of Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor to pursue claims against such Subsidiary Guarantor.

                  SECTION 12.10 Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Subsidiary Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 12.11 Rights of Trustee and Paying Agent.

                  The Trustee or any Paying Agent may continue to make payments in respect of the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Notices may not be made under this Article. Only a Subsidiary Guarantor, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Subsidiary Guarantor Senior Indebtedness that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Subsidiary Guarantor Senior Indebtedness for payments made to Holders by a Subsidiary Guarantor or any Paying Agent unless such payments are made at the direction of the Trustee after receipt of such notice referred to above.

                  Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Subsidiary Guarantor Senior Indebtedness.

                  The Trustee in its individual or any other capacity may hold Subsidiary Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee.

                  This Section is solely for the benefit of the Trustee and any Paying Agents and shall not limit the obligations of the Holders under Section 12.05.

                  SECTION 12.12 Consent of Holders of Subsidiary Guarantor Senior Indebtedness.

                  The provisions of this Article (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Specified Senior Indebtedness of a Subsidiary Guarantor, and no such amendment, waiver or modification shall become effective, unless the holders of such Specified Senior Indebtedness of a Subsidiary Guarantor shall have consented in writing (in accordance with the provisions of the Agreement governing such Specified Senior Indebtedness of a Subsidiary Guarantor) to such amendment, waiver or modification.

                  SECTION 12.13 Contractual Subordination.

                  This Article represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of the United States Bankruptcy Code.

                                   ARTICLE 13.

                                  Miscellaneous

                  SECTION 13.01 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, to the extent required by the TIA or this Indenture, (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the propose action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 13.02 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 13.03 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

                  (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                  (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified i or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

                  SECTION 13.04 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be

                  SECTION 13.05 Notices. Any notice or communication shall be in writing and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

         if to the Company or any Subsidiary Guarantor:

                         HS Resources, Inc.
                         One Maritime Plaza
                         Fifteenth Floor
                         San Francisco, CA  94111
                         Attn:  Chief Financial Officer
                         Phone: (415) 433-5795
                         Fax:   (415) 433-5811

         with a copy to:

                         HS Resources, Inc.
                         1999 Broadway, Suite 3600
                         Denver, CO  80202
                         Attn:  General Counsel
                         Phone:  (303) 296-3600
                         Fax:  (303) 296-3601

         if to the Trustee:

                         Harris Trust and Savings Bank
                         311 West Monroe Street
                         Chicago, Illinois  60606
                         Attention: Indenture Trust Division/Marianne Tinerella
                         Phone: (312) 461-2420
                         Fax:   (312) 461-3525

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication sent to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

                  Failure to send a notice or communication to a Holder or any defect in it shall not effect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.06 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.07 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.08 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.09 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York and the State of Illinois. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.10 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 13.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.12 Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Immunities.

                  (a) The Company and each Subsidiary Guarantor hereby irrevocably, to the fullest extent it may do so under applicable law, submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York and to the courts of its own corporate domicile with respect to all actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out or relating to this Indenture, the Securities or any transaction contemplated hereby or thereby (a "Proceeding"), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, to the fullest extent it may do so under applicable law. The Company and each Subsidiary Guarantor irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Subsidiary Guarantor acknowledges that it has, by separate written instrument, irrevocably appointed CT Corporation System (the "Process Agent"), with an office at 1633 Broadway, New York, New York 10019, as its authorized agent to receive on behalf of the Company and each Subsidiary Guarantor and its property service of copies of the summons and compliant and any other process which may be served in any proceeding, and that the

Process Agent has accepted such appointment. If for any reason such Process Agent shall cease to be such agent for service of process, the Company and each Subsidiary Guarantor shall forthwith appoint a new agent of recognized standing for service of process in the State of New York, United States and deliver to the Trustee a copy of the new agent's acceptance of that appointment within 30 days. Nothing herein shall affect the right of th Trustee, any Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or the Subsidiary Guarantors in any other court of competent jurisdiction.

                  (b) Service may be made by delivering by hand a copy of such process to the Company or the Subsidiary Guarantors, as the case may be, in care of the Process Agent at the address specified above. The Company and the Subsidiary Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. Failure of the Process Agent to give notice to the Company or the Subsidiary Guarantors or failure of the Company or the Subsidiary Guarantors to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company or the Subsidiary Guarantors. As an alternative method of service, the Company and the Subsidiary Guarantors also irrevocably consent to the service of any and all process in any such proceeding by the delivery by hand of copies of such process to the Company or the Subsidiary Guarantors, as the case may be, at the applicable address specified in Section 13.05 hereof or a the address most recently furnished in writing by the Company or the Subsidiary Guarantors to the Trustee. The Company and the Subsidiary Guarantors covenant and agree that they shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent specified above in full force and effect during the term of the Securities, and to cause the Process Agent to continue to act as such.

                  (c) The Company and the Subsidiary Guarantors irrevocably agree that, in any Proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of their assets or from execution of judgment shall be claimed by them or on their behalf or with respect to their assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company and the Subsidiary Guarantors irrevocably agree that, where permitted by applicable law, they and their assets are, and shall be, subject to such Proceedings, attachment or execution in respect of their obligations under this Indenture or the Securities.

                  SECTION 13.13 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


                  SECTION 13.14 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 13.15 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.

                                          THE COMPANY:

                                          HS RESOURCES, INC.


                                          By: /s/ P. Michael Highum
                                             -----------------------------------
                                          Name: P. Michael Highum
                                                --------------------------------
                                          Title: President
                                                --------------------------------






                                          TRUSTEE:

                                          HARRIS TRUST AND SAVINGS BANK


                                          By: /s/ Kevin O. Healy
                                             -----------------------------------
                                          Name: Kevin O. Healy
                                                --------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                                                      APPENDIX A

                  PROVISIONS RELATING TO TRANSFER OF SECURITIES



         1.       Definitions

         1.1      Definitions

                  For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

         1.2      Other Definitions

                                                                     Defined in
           Term                                                      Section:
           ----                                                      --------

"Agent Members"....................................................    2.1(b)
"Global Security"..................................................    2.1(a)

         2.       The Securities

         2.1      Form and Dating

                  (a) Global Securities. The Securities shall be issued in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend set forth in Exhibit A to the Indenture (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more

Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and
(ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or by the Trustee as the custodian of the Depository, or under any Global Security, and the Depository or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  Ownership of beneficial interests by participants in a Global Security will be shown on, and transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Agent Members) and the records of Agent Members (with respect to interests of Persons other than Agent Members).

                  (c) Definitive Securities. Except as provided in this Section
2.1 or Sections 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

                  2.2 Authentication. The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $85,000,000 upon a written order of the Company signed by two Officers of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $85,000,000, except as provided in Section 2.07 of this Indenture.

         2.3      Transfer and Exchange.

                  (a)      Transfer and Exchange of Global Securities.

                           (i) Transfers between participants in the Depository will be effected in the ordinary manner in accordance with Depository Rules and will be settled in same day funds. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                           (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (b) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (c) Obligations with Respect to Transfers and Exchanges of Securities.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

                           (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

                           (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase Securities or 15 days before an interest payment date.

                           (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                           (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (d) No Obligation of the Trustee.

                           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant,

                           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


         2.4      Certificated Securities

                  (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security.

                  (b) Any Global Security that is exchangeable for certificated Securities pursuant to Section 2.4 will be transferred to, and registered and exchanged for, certificated Securities in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Securities, (i) certificated Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, premium, any repurchase price, and interest on the certificated Securities will be payable, and the transfer of the certificated Securities will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Securities, although the Company may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

                               HS RESOURCES, INC.

No.                                                          CUSIP No.
   ---------                                                          ---------

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL SECURITY OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL SECURITY SHALL BE TRANSFERABLE, REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SECURITIES.

                                 GLOBAL SECURITY
         Representing 9-1/4% Series B Senior Subordinated Notes Due 2006

         HS RESOURCES, INC., a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereof, on November 15, 2006.

         Interest Payment Dates: May 15 and November 15, commencing May 15,
1999.

         Record Dates: May 1 and November 1.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, HS RESOURCES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   HS RESOURCES, INC.


                                   By:
                                      ------------------------------------------
                                          Name:
                                          Title:


                                   By:
                                      ------------------------------------------
                                          Name:
                                          Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

HARRIS TRUST AND SAVINGS BANK, as Trustee, certifies that this is one of the Securities referred to in the Indenture.


By:
   ------------------------------------------
         Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                9-1/4% Series B Senior Subordinated Note Due 2006

1.       Interest

         HS Resources, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.       Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, Harris Trust and Savings Bank, an Illinois banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.       Indenture

         The Company issued the Securities under an Indenture dated as of December 11, 1998 (as such may be amended from time to time, the "Indenture"), among the Company, any Subsidiary Guarantors that may become parties thereto after the date thereof and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are unsecured senior subordinated obligations of the Company limited to $85,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Pari Passu Indebtedness and Subordinated Indebtedness of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

         To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.       Optional Redemption

         The Securities are not redeemable prior to November 15, 2001. At any time on or after November 15, 2001, the Securities are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption.

         If redeemed during the 12-month period commencing November 15 of the years indicated:

                                                                         Redemption
              Year                                                          Price
              ----                                                          -----
           2001.....................................................       104.625%
           2002.....................................................       103.083%
           2003.....................................................       101.542%
           2004 and thereafter......................................       100.000%

         Notwithstanding the foregoing, on and prior to November 15, 1999, the Company may redeem up to 33 1/3% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest (if any) thereon to the redemption date, with the net proceeds of one or more Equity Offerings of the Company; provided that at least 66 2/3% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur not later than 75 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

         The Indenture contains a covenant, subject to specified exceptions, that limits the ability of the Company to optionally redeem the Securities unless a pro rata portion of the Series A 9-1/4 % Notes are simultaneously redeemed.

6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In the event that the aggregate amount of Excess Proceeds from Asset Sales exceeds $10,000,000, the Company will, subject to certain conditions specified in the Indenture, make an offer to repurchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the purchase date.

8.       Subordination

         The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in
Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) to make any change that does not adversely affect the rights of any Holder of Securities in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedures set forth in the Indenture, and (vii) to provide for certain other modifications and amendments as set forth in the

Indenture. Certain provisions of the Securities and the Indenture may not be amended or waived without the consent of each Holder affected thereby.

14.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) failure to pay any interest on the Securities when due, continued for 30 days; (ii) failure to pay principal of (or premium, if any, on) the Securities when due; (iii) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice as provided in the Indenture; (iv) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness (other than Permitted Non-Recourse Indebtedness) of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness (other than Permitted Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5,000,000; and specifically including, without limitation, any such default under or acceleration of any Indebtedness (other than Permitted Non-Recourse Indebtedness) directly or indirectly resulting or derived from, or caused by, a default under or acceleration of any Permitted Non-Recourse Indebtedness; (v) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vi) certain events of bankruptcy, insolvency or reorganization; or (vii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
         (Insert assignee's social security or tax I.D. No.)

and irrevocably appoint _____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                          Your Signature:
      --------------------------               ---------------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.



Signature Guarantee:


----------------------------
Signature must be guaranteed


--------------------------------------------------------------------------------
Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the appropriate box:

                               Section 4.06  [ ]

                               Section 4.09  [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000): $_______________


Dated:                     Your Signature:
      ---------------------               --------------------------------------
                                          (Sign exactly as your name appears
                                           on the other side of this Security.)


Signature Guarantee:
                    -------------------------------------
                           (Signature must be guaranteed)


--------------------------------------------------------------------------------
Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount at maturity of this Global Security shall be $85,000,000. The following increases or decreases in this Global Security have been made:


                    Amount of decrease in        Amount of increase in       Principal amount of this      Signature of authorized
                    Principal Amount of this     Principal Amount of this    Global Security following     signatory of Trustee or
Date of Exchange    Global Security              Global Security             such decrease or increase     Securities Custodian









                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among [SUBSIDIARY GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of HS Resources, Inc. (or its successor), a Delaware corporation (the "Company"), HS RESOURCES, INC., the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of December 11, 1998, providing for the issuance of an aggregate principal amount of $85,000,000 of 9-1/4% Series B Senior Subordinated Notes due 2006 (the "Securities");

                  WHEREAS Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Securities.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                               [NEW SUBSIDIARY GUARANTOR]


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               HS RESOURCES, INC.


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               [SUBSIDIARY GUARANTORS]


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               HARRIS TRUST AND SAVINGS BANK,
                               as Trustee


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------